BYLAWS
                                 C-COR.net Corp.
               Adopted by the Board of Directors January 13, 1981,
                as amended thereafter through September 22, 2000

ARTICLE I - OFFICES

     Section 1-1. Registered Office. The registered office of the Corporation shall be located within the Commonwealth of Pennsylvania, at such place as the Board of Directors shall, from time to time, determine.

     Section 1-2. Other Offices. The Corporation may also have offices at such other places within or without the Commonwealth of Pennsylvania, as the Board of Directors may, from time to time, determine.

ARTICLE II - SHAREHOLDERS' MEETINGS.

     Section 2-1. Place of Shareholders' Meetings. Meetings of shareholders shall be held at such places within or without the Commonwealth of Pennsylvania as may be fixed by the Board of Directors, from time to time. If no such place is fixed by the Board of Directors, meetings of the shareholders shall be held at the registered office of the Corporation.

     Section 2-2. Annual Meeting. A meeting of the shareholders of the Corporation shall be held in each calendar year, in the month of October or on such date at such time as the Board of Directors may determine.

     At such annual meeting, there shall be held an election of Directors.

     Unless the Board of Directors shall deem it advisable, financial reports of the Corporation's business need not be sent to the shareholders and need not be presented at the annual meeting. If any report is deemed advisable by the Board of Directors, such report may contain such information as the Board of Directors shall determine and need not be certified by a Certified Public Accountant unless the Board of Directors shall so direct.

     Section 2-3. Special Meetings. Special meetings of the shareholders may be called at any time:

          (a) By the President of the Corporation; or

          (b) By a majority of the Board of Directors; or

          (c) By shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast at the meeting.

     Upon the written request of any person or persons entitled to call a special meeting, which request shall set forth the purpose for which the meeting is desired, it shall be the duty of the Secretary to fix the date of such meeting to be held at such time, not less than five nor more that sixty days after the receipt of such request, as the Secretary may determine, and to give due notice thereof. If the Secretary shall neglect or refuse to fix the date of such meeting and to give notice thereof within five days after receipt of such request, the person or persons calling the meeting may do so.

     Section 2-4. Notices of Shareholders' Meetings. Written notice stating the date, place and hour and, if required by law or these Bylaws, the purpose, of any meeting of the shareholders, shall be given to each shareholder of record entitled to vote at the meeting at least five days prior to the day named for the meeting, unless otherwise required by law. Such notices may be given at the discretion of, or in the name of, the Board of Directors, President, Vice President, Secretary or Assistant Secretary. When a meeting is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which such adjournment is taken.

     Section 2-5. Quorum of and Action by Shareholders. Unless otherwise provided in the Articles of Incorporation, or in a Bylaw adopted by the Board of Directors, the presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on the particular matter shall constitute a quorum for the purpose of considering such matter, and, unless otherwise specifically provided by law, the acts, at a duly organized meeting, of the shareholders present, in person or by proxy, entitled to cast at least a majority of the votes which all shareholders present are entitled to cast, shall be the acts of the shareholders. The shareholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If a meeting cannot be organized because of quorum has not attended, those present may, except as otherwise provided by law, adjourn the meeting to such time and place as they may determine, but in the case of any meeting called for the election of Directors, those shareholders who attend the second of such adjourned meetings, although less than a quorum as fixed in this Section, or in the Articles of Incorporation, shall nevertheless constitute a quorum for the purpose of electing Directors.

     Section 2-6. Voting. At least five days before any meeting of shareholders, the officer or agent having charge of the transfer books of the Corporation shall make a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order with the address of and the number of shares held by each, which list shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting.

     At all shareholders' meetings, shareholders entitled to vote may attend and vote either in person or by proxy. Every proxy shall be executed in writing by the shareholder or by a duly authorized attorney-in-fact of the shareholder and filed with the Secretary of the Corporation. A telegram, telex, cablegram, datagram or similar transmission from a shareholder or attorney-in-fact or a facsimile or similar reproduction of a writing executed by a shareholder or attorney-in-fact:

          (1) May be treated as properly executed for purposes of this subsection; and

          (2) Shall be so treated if it sets forth a confidential and unique identification number or other mark furnished by the Corporation to the shareholders for the purpose of a particular meeting or transaction.

     A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until the notice thereof has been given to the Secretary of the Corporation. No unrevoked proxy shall be valid after eleven months from the date of execution, unless a longer time is expressly provided therein; but in no event shall a proxy, unless coupled with an interest, be voted on after three years from the date of its execution.

     Except as otherwise specifically provided by law, all matters coming before the meeting shall be determined by a vote of shares. Such vote shall be taken by voice unless a shareholder demands before the election begins that it be taken by ballot, and the Judge or Judges of Election or, if none, the Secretary of the Meeting, shall tabulate and certify the results of such vote.

     Section 2-7. Participation in Meetings by Conference Telephone. Any shareholder who is otherwise entitled to participate in any meeting of the shareholders may attend, be counted for the purposes of determining a quorum and exercise all rights and privileges to which he may be entitled were he personally in attendance, including the right to vote, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

ARTICLE III - BOARD OF DIRECTORS

     Section 3-1. Number and Term. The Board of Directors shall consist of such number of directors not less than six nor more than 15 as shall be determined from time to time by the Board of Directors. Except as otherwise provided by law, the Articles of the Corporation or these Bylaws, Directors shall be elected at the annual meeting of shareholders to serve until the end of the term to which they are elected and until their successors are elected and qualify. The Board of Directors shall be divided into three classes, as nearly equal in number as the then total number of Directors constituting the whole Board permits, it not being required that each class have the same number of members if such is mathematically impossible, with the term of office of one class expiring each year. At the annual meeting of shareholders in 1987, Directors of the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting, Directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting and Directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting. Thereafter, at each annual meeting of shareholders the successors to the class of Directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting after such election. In the event of any increase in the number of Directors of the Corporation, the additional Director or Directors shall be so classified that all classes of Directors shall be as nearly equal as may be possible. In the event of any decrease in the number of Directors of the Corporation, all classes of Directors shall be decreased as nearly equally as may be possible. A person who is age seventy (70) or more shall not be elected or appointed to the Board of Directors, except that a Director elected at the annual shareholder's meeting of October 20, 1981, may be elected or appointed until age seventy-two (72).

     Section 3-2. Place of Meeting. Meetings of the Board of Directors may be held at such place within the Commonwealth of Pennsylvania or elsewhere as a majority of the Directors may from time to time appoint or as may be designated in the notice.

     Section 3-3. Regular Meetings. A regular meeting of the Board of Directors shall be held annually, immediately following the annual meeting of shareholders at the place where such meeting of the shareholders is held or at such other place, date and hour as a majority of the newly elected Directors may designate. At such meeting the Board of Directors shall elect officers of the Corporation. In addition to such regular meeting, the Board of Directors shall have the power to fix by resolution the place, date and hour of other regular meetings of the Board.

     Section 3-4. Special Meetings. Special meetings of the Board of Directors shall be held whenever ordered by the President, by a majority of the Executive Committee, if any, or by a majority of the Directors in office.

     Section 3-5. Participation in Meetings by Conference Telephone. Any director may participate in any meeting of the Board of Directors or of any committee (provided he is otherwise entitled to participate), be counted for the purpose of determining a quorum thereof and exercise all rights and privileges to which he might be entitled were he personally in attendance, including the right to vote, by means of conference telephone or other similar communications equipment by means of which all persons on the meeting can hear each other.

     Section 3-6. Notices of Meeting of Board of Directors.

          (a) Regular Meetings. No notice shall be required to be given of any regular meeting, unless the same is held at other than the time or place for holding such meetings as fixed in accordance with
               Section 3-3 of these Bylaws, in which event one day's notice shall be given of the time and place of such meeting.

          (b) Special Meetings. Written notice stating the date, place and hour of any special meeting of the Board of Directors shall be given at least one day prior to the date named for the meeting.

          (c) Waiver of Notice. Attendance at any meeting of the Board of Directors or committee thereof constitutes a waiver of notice of such meeting. Waiver of notice of any such meeting may be made in writing at any time before or after such meeting.

     Section 3-7. Quorum. A majority of the Directors in Office shall be necessary to constitute a quorum for the transaction of business. A majority of the members of any committee of the Board of Directors shall constitute a quorum of such committee. The acts of a majority of the Directors present at a meeting of the Board of Directors (or committee thereof) at which a quorum is present shall be considered as the acts of the Board of Directors (or of such committee). If there is no quorum present at a duly convened meeting of the Board of Directors (or committee thereof) , the majority of those present may adjourn the meeting from time to time and place to place.

     Section 3-8. Informal Action by the Board of Directors. Any action which may be taken at a meeting of the Directors, or of the members of any committee of the Board of Directors, may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, shall be signed by all of the Directors, or members of the committee, as the case may be, and shall be filed with the Secretary of the Corporation. Insertion in the minute book of the Corporation shall be deemed filing with the Secretary regardless of whether the Secretary or some other authorized person has actual possession of the minute book. Written consents by all of the Directors or the members of any committee of the Board of Directors executed pursuant to this Section 3-8 may be executed in any number of counter parts and shall be deemed effective as of the date set forth therein.

     Section 3-9. Powers.

          (a) General Powers. The Board of Directors shall have all the power and authority granted by law to the Board, including all powers necessary or appropriate to the management of the business and affairs of the Corporation.

          (b) Specific Powers. Without limiting the general powers conferred by the last preceding clause and the powers conferred by the Articles and these Bylaws of the Corporation, it is hereby expressly declared that the Board of directors shall have the following powers:

               (1) To confer upon any officer or officers of the Corporation the power to choose, remove or suspend assistant officers, agents or servants.

               (2) To appoint any person, firm or corporation to accept and hold in trust for the Corporation any property belonging to the Corporation or in which it is interested, and to authorize any such person, firm or corporation execute any documents and perform any duties that may be requisite in relation to any such trust.

               (3) To appoint a person or persons to vote shares of another corporation held and owned by the Corporation.

               (4) By resolution adopted by a majority of the whole Board of Directors, to designate one or more committees, each committee to consist of two or more of the Directors of the Corporation. To the extent provided in any such resolution and to the extent permitted by law, a committee so designated shall have the right to exercise the authority of the Board of Directors in the management of the business and affairs of the Corporation. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. If specifically granted this power by the Board in its resolution establishing the committee, in the absence or disqualification of any member and all designated alternates of such committee or committees or if the whole Board of Directors has failed to designate alternate members, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another Director to act at the meeting in the place of any such absent or disqualified member.

               (5) To fix the place, time and purpose of meetings of shareholders.

               (6) To fix the compensation of Directors and officers for their services.

     Section 3-10. Removal of Directors by Shareholders. The entire Board of Directors or a class of the Board of Directors, where the Board of Directors is classified with respect to the power to elect Directors, or any individual Director may be removed from office, for cause by the vote of shareholders entitled to cast at least two-thirds of the votes which all shareholders would be entitled to cast at any annual election of Directors or such class of Directors. In case the Board of Directors or such class of the Board of Directors or any one or more Directors is so removed, new Directors may be elected at the same time. If the shareholders are entitled to vote cumulatively for the Board of Directors or a class of the Board of Directors, no individual Director shall be removed unless the entire Board of Directors or class of the Board of Directors is removed in case the votes of a sufficient number of shares are cast against the resolution for his removal which, if cumulatively voted at an annual election of Directors would be sufficient to elect one or more Directors to the Board of Directors or to the class. Directors may not be removed from office without cause.

     Section 3-11. Vacancies. Vacancies in the Board of Directors, including vacancies resulting from an increase in the number of Directors, may be filled by a majority of the remaining members of the Board of Directors though less than a quorum, and each person so elected shall be a Director until his successor is duly elected by the shareholders, who may make such election at the next annual meeting of the shareholders or at any special meeting duly called for that purpose and held prior thereto, or until his earlier resignation or removal.

     Section 3-12. Liability of Directors. A Director of the Corporation shall not be personally liable for monetary damages for any action taken, or any failure to take any action, on or after January 27, 1987 unless he has breached or failed to perform the duties of his office as provided for under Section 8363 of the Pennsylvania Directors' Liability Act and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. Any repeal, amendment, or modification of this Section shall be prospective only and shall not increase, but may decrease, the liability of a Director with respect to actions or failures to act occurring prior to such change.

     Section 3-13. Nomination of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election to the Board of Directors at the Annual Meeting may be made at a meeting of shareholders, by or at the direction of the Board of Directors, by the Nominating Committee of the Board of Directors, or by any shareholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures provided herein.

     Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation, addressed to the attention of the Secretary of the Corporation, not less than 50 days nor more than 75 days prior to the meeting; provided, however, that in the event that less than 65 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the fifteenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Such shareholder's notice to the Secretary shall set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Corporation that are beneficially owned by the person, and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder; and (b) as to the shareholder giving the notice, (i) the name and record address of the shareholder and (ii) the class, series and number of shares of capital stock of the Corporation that are beneficially owned by the shareholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably by required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth herein.

     The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if the chairman should so determine, the chairman shall so declare to the meeting and the defective nomination shall be disregarded.


ARTICLE IV - OFFICERS

     Section 4-1. Election and office. The Corporation shall have a President, a Secretary and a Treasurer who shall be elected by the Board of Directors. The Board of Directors may elect as additional officers a Chairman of the Board of Directors, one or more Vice Presidents, and one or more other officers or assistant officers. Any number of offices may be held by the same person.

     Section 4-2. Term. The officers and assistant officers shall each serve at the pleasure of the Board of Directors and until the annual meeting of the Board of Directors following the next annual meeting of shareholders unless removed from office by the Board of Directors during their respective tenures.

     Section 4-3. Powers and Duties of the President. Unless otherwise determined by the Board of Directors, the President shall have the usual duties of an executive officer with general supervision over and direction of the affairs of the Corporation. In the exercise of these duties and subject to the limitations of the laws of the Commonwealth of Pennsylvania, these Bylaws, and the actions of the Board of Directors, he may appoint, suspend, and discharge employees, agents and assistant officers, fix the compensation of all officers and assistant officers shall preside at all meetings of the shareholders at which he shall be present, and, unless there is a Chairman of the Board of Directors, shall preside at all meetings of the Board of Directors. He shall also do and perform such other duties as from time to time may be assigned to him by the Board of Directors.

     Unless otherwise determined by the Board of Directors, the President shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meeting of the shareholders of any corporation in which the Corporation may hold stock, and, at any such meeting, shall possess and may exercise any and all the rights and powers incident to the ownership of such stock and which, as the owner thereof, the Corporation might have possessed and exercised.

     Section 4-4. Powers and Duties of the Secretary. Unless otherwise determined by the Board of Directors, the Secretary shall be responsible for the keeping of the minutes of all meetings of the Board of Directors, shareholders and all committees, in books provided for that purpose, and for the giving and serving of all notices for the Corporation. He shall have charge of the corporate seal, the certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors may direct. He shall perform all other duties ordinarily incident to the office of Secretary and shall have such other powers and perform such other duties as may be assigned to him by the Board of Directors.

     Section 4-5. Powers and Duties of the Treasurer. Unless otherwise determined by the Board of Directors, the Treasurer shall have charge of all the funds and securities of the Corporation which may come into his hands. When necessary or proper, unless otherwise determined by the Board of Directors, he shall endorse for collection on behalf of the Corporation checks, notes, and other obligations, and shall deposit the same to the credit of the Corporation in such banks or depositories as the Board of Directors may designate and shall sign all receipts and vouchers for payments made to the Corporation. He shall sign all checks made by the Corporation, except when the Board of Directors shall otherwise direct. He shall be responsible for the regular entry in books of the Corporation to be kept for such purpose, full and accurate account of all funds and securities received and paid by him on account of the Corporation. Whenever required by the Board of Directors, he shall render a statement of the financial condition of the Corporation. He shall have such other powers and shall perform such other duties as may be assigned to him from time to time by the Board of Directors. He shall give such bond, if any, for the faithful performance of his duties as shall be required by the Board of Directors and any such bond shall remain in the custody of the President.

     Section 4-6. Powers and Duties of the Chairman of the Board of Directors. Unless otherwise determined by the Board of Directors, the Chairman of the Board of Directors, if any, shall preside at all meetings of Directors. He shall have such other powers and perform such further duties as may be assigned to him by the Board of Directors.

     Section 4-7. Powers and Duties of Vice President and Assistant Officers. Unless otherwise determined by the Board of Directors, each Vice President and each assistant officer shall have the powers and perform the duties of his respective superior officer. Vice Presidents and assistant officers shall have such rank as may be designated by the Board of Directors. Vice Presidents may be designated as having responsibility for a specific area of the Corporation's affairs, in which event such Vice President shall be superior to the other Vice Presidents in relation to matters within his area. The President shall be the superior officer of the Vice Presidents. The Treasurer and Secretary shall be the superior officers of the Assistant Treasurers and Assistant Secretaries, respectively.

     Section 4-8. Delegation of Office. The Board of Directors may delegate the powers or duties of any officer of the Corporation to any other person from time to time.

     Section 4-9. Vacancies. The Board of Directors shall have the power to fill any vacancies in any office occurring from whatever reason.


ARTICLE V - CAPITAL STOCK

     Section 5-1. Share Certificates. Every share certificate shall be signed by the Chairman of the Board or the President or Vice President and by the Treasurer, Assistant Treasurer, Secretary or Assistant Secretary and sealed with the corporate seal, which may be a facsimile, engraved or printed, but where such certificate is signed by a transfer agent or a registrar, the signature of any corporate officer upon such certificate may be a facsimile, engraved or printed.

     Section 5-2. Transfer of Shares. Transfer of shares shall be made on the books of the Corporation only upon surrender of the share certificate, duly endorsed or with duly executed stock powers attached and otherwise in proper form for transfer, which certificate shall be cancelled at the time of the transfer.

     Section 5-3. Determination of Shareholders of Record and Closing Transfer Books. The Board of Directors may fix a time, not more than fifty days prior to the date of any meeting of shareholders, or the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares will be made or go into effect, as a record date for the determination of the shareholders entitled to notice of or to vote at any such meeting, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares or otherwise. In such case, only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of or to vote at such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any record date fixed as aforesaid. The Board of Directors may close the books of the Corporation against transfers of shares during the whole or any part of such period, and in such case written or printed notice thereof shall be mailed at least ten days before the closing thereof to each shareholder of record at the address appearing on the records of the Corporation or supplied by him to the Corporation for the purpose of notice. While the stock transfer books of the Corporation are closed, no transfer of shares shall be made thereon. Unless a record date is fixed by the Board of Directors for the determination of shareholders entitled to receive notice of, or vote at, a shareholders' meeting, transferees of shares which are transferred on the books of the Corporation within ten days next preceding the date of such meeting shall not be entitled to notice of or to vote at such meeting. The Corporation may treat the registered owner of each share of stock as the person exclusively entitled to vote, to receive notifications and otherwise to exercise all the rights and powers of the owner thereof.

     Section 5-4. Lost Share Certificates. Unless waived in whole or in part by the Board of Directors, any person requesting the issuance of a new certificate in lieu of an alleged lost, destroyed, mislaid or wrongfully taken certificate, shall (1) give to the Corporation his bond of indemnity with an acceptable surety; and (2) satisfy such other reasonable requirements as may be imposed by the Corporation. Thereupon a new share certificate shall be issued to the registered owner or his assigns in lieu of the alleged lost, destroyed, mislaid or wrongfully taken certificate, provided that the request therefor and issuance thereof have been made before the Corporation has notice that such shares have been acquired by a bona fide purchaser.

ARTICLE VI - NOTICES; COMPUTING TIME PERIODS

     Section 6-1. Contents of Notice. Whenever any notice of a meeting is required to be given pursuant to these Bylaws or the Articles of Incorporation or otherwise, the notice shall specify the place, day and hour of the meeting and, in the case of a special meeting of shareholders or where otherwise required by law, the general nature of the business to be transacted at such meeting.

     Section 6-2. Method of Notice. All notices shall be given to each person entitled thereto, either personally or by sending a copy thereof through the mail or by telegraph, charges prepaid, to his address appearing on the books of the Corporation, or supplied by him to the Corporation for the purpose Of notice. if notice is sent by mail or telegraph, it shall be deemed to have been given to the person entitled thereto when deposited in the United States Mail or with the telegraph office for transmission.

     Section 6-3. Computing Time Periods. In computing the number of days for purposes of these Bylaws, all days shall be counted, including Saturdays, Sundays or holidays; provided, however, that if the final day of any time period falls on Saturday, Sunday or holiday, then the final day shall be deemed to be the next day which is not a Saturday, Sunday or holiday. In computing the number of days for the purpose of giving notice of any meeting, the date upon which the notice is given shall be counted but the day set for the meeting shall not be counted.

     Notice given twenty-four hours before the time set for a meeting shall be deemed one day's notice.

ARTICLE VII - INDEMNIFICATION OF DIRECTORS AND OFFICERS AND OTHER PERSONS

     Section 7-1. Indemnification. The Corporation shall indemnify any Director or officer of the Corporation against expenses (including legal fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him, to the fullest extent now or hereafter permitted by law in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, brought or threatened to be brought against him, including actions or suits by or-in the right of the Corporation, by reason of the fact that he is or was a Director or officer of the Corporation, its parent or any of its subsidiaries, or acted as a Director or officer or in any other capacity on behalf of the Corporation, its parent or any of its subsidiaries or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

     The Board of Directors by resolution may similarly indemnify any person other than a Director or officer of the Corporation to the fullest extent now or hereafter permitted by law for liabilities incurred by him in connection with services rendered by him for or at the request of the Corporation, its parent or any of its subsidiaries.

     The provisions of this section shall be applicable to all actions, suits or proceedings commenced after its adoption, whether such arise out of acts or omissions which occurred prior or subsequent to such adoption and shall continue as to a person who has ceased to be a Director or officer or to render services for or at the request of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person. The rights of indemnification provided for herein shall not be deemed the exclusive rights to which any Director, officer, employee or agent of the Corporation may be entitled.

     Section 7-2. Advances. The Corporation may pay the expenses incurred by any person entitled to be indemnified by the Corporation in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking, by or on behalf of such person, to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized by law.

     Section 7-3. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent, of the Corporation or who is or was serving in any capacity in any other corporation or organization at the request of the Corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under law.

ARTICLE VIII - FISCAL YEAR

     Section 8-1. The Board of Directors shall have the power by resolution to fix the fiscal year of the Corporation. If the Board of Directors shall fail to do so, the President shall fix the fiscal year.

ARTICLE IX - AMENDMENTS

     Section 9-1. These Bylaws may be altered, amended or repealed by (a) the vote of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast thereon, at any regular or special meeting, duly convened after notice to the shareholders of such purpose, or (b) the Board of Directors, by a majority vote of those voting at any regular or special meeting duly convened after notice of such purpose, subject always to the power of the shareholders to further alter, amend or repeal these Bylaws. Notwithstanding the preceding sentence, the vote of the holders of at least 66 2/3% of the votes which all shareholders are entitled to cast thereon, at any regular or special meeting, duly convened after notice to shareholders for such purpose, shall be required to amend or repeal, or adopt any provision inconsistent with Sections 3-1, 3-10 and 3-12 of these Bylaws, or this sentence.

ARTICLE X - INTERPRETATION OF BYLAWS

     Section 10-1. All words, terms and provisions of these Bylaws shall be interpreted and defined by and in accordance with the Pennsylvania Business Corporation Law, as amended, and as amended from time to time hereafter.